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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
York International Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-51374, 33-64684, 333-2384, 333-39398, 333-55815, 333-73077,
333-73079, 333-73081, 333-85570, 333-98137, 333-117988 and 333-117989) of York
International Corporation of our reports dated March 14, 2005, with respect to the consolidated balance sheets of York International Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, comprehensive income (loss), cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of York International Corporation.

Our report on the consolidated financial statements refers to the changes made by the Company in its method of accounting for variable interest entities in 2003 and its method of accounting for goodwill and other intangible assets in 2002.

/s/ KPMG LLP

Harrisburg, Pennsylvania
March 14, 2005